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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 11, 1995, incorporated by reference in Barnett Banks, Inc. Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
Jacksonville, Florida
October 19, 1995